Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)  ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Shannon Matthews

U.S. Bank Trust Company, National Association

100 Wall Street, 6th floor

New York, New York 10005

(215) 293-2204

(Name, address and telephone number of agent for service)

Terra Property Trust, Inc.

(Issuer with respect to the Securities)

Maryland	81-0963486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 West 28th Street, 12th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, included as Exhibit 2.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2026 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to 305(b)(2), Registration Number 333-229783 filed on June 21, 2021.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 1st of June, 2026.

By:	/s/ Shannon Matthews
Shannon Matthews
Vice President

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Exhibit 2

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Jonathan Gould, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate.

IN TESTIMONY WHEREOF, today, March 27, 2026, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

2026-00886-C

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 1, 2026

By:	/s/ Shannon Matthews
Shannon Matthews
Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2026

($000’s)

3/31/2026
Assets
Cash and Balances Due From Depository Institutions	$47,942,682
Securities	168,258,849
Federal Funds	51,613
Loans & Lease Financing Receivables	395,078,415
Fixed Assets	8,330,332
Intangible Assets	17,255,359
Other Assets	46,462,710
Total Assets	$683,379,960

Liabilities
Deposits	$539,835,606
Fed Funds	1,332,672
Treasury Demand Notes	0
Trading Liabilities	3,109,993
Other Borrowed Money	44,621,006
Acceptances	0
Subordinated Notes and Debentures	4,600,000
Other Liabilities	21,283,159
Total Liabilities	$614,782,436

Equity
Common and Preferred Stock	18,200
Surplus	29,946,193
Undivided Profits	38,003,883
Minority Interest in Subsidiaries	629,248
Total Equity Capital	$68,597,524

Total Liabilities and Equity Capital	$683,379,960

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